M&K CPAS
PLLC

January 19, 2010

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Breezer Ventures Inc.

Dear Ladies and Gentlemen:

We have read Item 4.01 of the Form 8-K of Breezer Ventures Inc. dated January 19, 2010 and agree with the statements concerning our Firm contained therein.

Yours truly,

/s/ M&K CPAS, PLLC